Exhibit 99.2

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
(ABN 28 605 884 848)
ASX LISTING RULES – APPENDIX 4D
FINANCIAL REPORT FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

The following information is prepared in accordance with ASX Listing Rule 4.2A.3
1.	Reporting period and previous corresponding period
Reporting period: - the half year ended 30 September 2017
Previous corresponding period: - the half year ended 30 September 2016 (Profit or loss)

2.	Results for announcement to the market

	Half year ended	30 September 2017 $000	30 September 2016 $000	$000 Increase / (Decrease)	% Increase / (Decrease)
2.1	Revenue from continuing operations	46,845	37,567	9,278	24.70%
2.2	Profit from continuing activities after tax attributable to members	5,515	11,184	(5,669)	(50.69)%
2.3	Net profit for the period attributable to members	5,515	11,184	(5,669)	(50.69)%

2.4	Commentary on "Results for Announcement to the Market"

A brief explanation of any of the figures in 2.1 to 2.4 above, necessary to enable the figures to be understood, is contained in the attached Financial Report for the Half Year ended 30 September 2017.

3	Net Tangible Assets per Security
		30 September 2017 cents	31 March 2017 cents	cents Increase/ (Decrease)	% Increase/ (Decrease)
	Net tangible assets per security	44.20	52.68	(8.48)	(16.10)%

4.	Details of entities over which control has been lost during the period
None

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
(ABN 28 605 884 848)
ASX LISTING RULES – APPENDIX 4D
FINANCIAL REPORT FOR THE HALF YEAR ENDED 30 SEPTEMBER 2017

5.	Dividends

No interim dividend for the 6-month period ending 30 September 2017 has been declared.  The Company declared a final dividend for the year ending 31 March 2017 which was paid on 31 August 2017.  Details are set out below:
		Amount per security	Franked amount per security at 30% tax
Final dividend (31 March 2017 FY)	Record Date	31 July 2017
	Paid:	31 August 2017
Ordinary shares		3.5179	-

6.	Details of dividend reinvestment plans
None.
7.	Details of Associates and Joint Ventures
The Company owns a 49% interest in Flavours Fruit & Veg Pty Ltd, a company incorporated in Australia. During the half year the Group recognised its share of the associates losses for the period, an amount of $46,000 and an impairment of $719,000.
8.	Foreign entities, Accounting Standards used in this report
All accounts compiled using Australian Accounting Standards.
9.	Dispute or qualification of reviewed accounts
The financial report has been subject to review and is not subject to any dispute or qualification.

Justyn Stedwell
Company Secretary
12 December 2017